EX-99.B9(h)

                                NATIONS FUND, INC.
                         SHAREHOLDER SERVICING AGREEMENT

                                INVESTOR A SHARES


Ladies and Gentlemen:

         We wish to enter into this Shareholder Servicing Agreement ("Agreement") with you concerning the provision of administrative support services to your clients ("Customers") who may from time to time beneficially own Investor A Shares in one or more of the portfolios (the "Funds") of Nations Fund, Inc. (the "Company").

         The terms and conditions of this Agreement are as follows:

         Section 1. You agree to provide the following administrative support services to your Customers who may from time to time beneficially own Investor A
Shares: (i) aggregating and processing purchase and redemption requests for Investor A Shares from Customers and transmitting promptly net purchase and redemption orders to our distributor or transfer agent; (ii) providing Customers with a service that invests the assets of their accounts in Investor A Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend and distribution payments from the Company on behalf of Customers; (iv) providing information periodically to Customers showing their positions in Investor A Shares; (v) arranging for bank wires; (vi) responding to Customers' inquiries concerning their investment in Investor A Shares; (vii) providing subaccounting with respect to Investor A Shares beneficially owned by Customers or providing the information to us necessary for subaccounting; (viii) providing general shareholder liaison services; (ix) providing the shareholder services described in Appendix I hereto (the "Supplemental Support Services"); and (x) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations (all of the above services are collectively referred to as the "Support Services"). All Support Services rendered hereunder by you shall be performed in a professional, competent and timely manner.

         Section 2. You will perform only those activities which are consistent with statutes and regulations applicable to you. You will act solely as agent or, upon the order of, and for the account of, your Customers.

         Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the Support Services contemplated hereby.

         Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Company or the Investor A Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, copies of which will be supplied by the Company to you, or in such supplemental literature or advertising as may be authorized by the distributor or the Company in writing.

         Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as provided herein. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Investor A Shares (or orders relating to the same) by or on behalf of Customers. In addition, you agree to provide further indemnification as specified in Appendix II. You and your employees and agents will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

         Section 6. In consideration of the provision of the Support Services, we will pay to you, and you will accept as full payment therefor, a fee as described in the applicable then current prospectuses. The fee rate payable to you may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Investor A Shares of any and all Funds, including the sale of Investor A Shares to you for the account of any Customer or Customers. Compensation payable under this Agreement is subject to, among other things, the National Association of Securities Dealers, Inc. ("NASD") Rules of Fair Practice governing receipt by NASD members of service fees from registered investment companies (the "NASD Service Fee Rule"). Such compensation shall only be paid if permissible under the NASD Service Fee Rule and shall not be payable for services that are deemed to be distribution-related services.

         Section 7. You agree to provide to us at least quarterly, a written report of the amounts expended by you in connection with the provision of the Support Services hereunder and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

         Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Investor A Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority from your Customer to do so, you will vote any Investor A Shares held for your own account in the same proportion as the vote of the Investor A Shares held for your Customers' benefit.

         Section 10. You agree to conform to compliance standards adopted by the Company or its distributor as to when a class of shares in a Fund may be appropriately sold to particular investors.

         Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to any series of Investor A Shares, without penalty, at any time by us (which termination may be by a vote of a majority of the disinterested Directors of the Company) or by you upon written notice to the other party hereto.

         Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

         Section 13. This Agreement will be construed in accordance with the internal laws of the State of Maryland without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 111 Center Street, Little Rock, Arkansas 72201; fax number (501) 377-2331; Attention: Mr. Richard H. Blank, Jr.

                                    Very truly yours,

                                    NATIONS FUND, INC.


Date:_________________________      By:__________________________________

                                    Name:________________________________

                                    Title:_________________________________

                                    Accepted and Agreed to:
                                    Servicing Agent

                                    --------------------------------------
                                    (Firm Name)

                                    --------------------------------------
                                    (Address)

                                    --------------------------------------
                                    (City)       (State)       (County)

                                    Fax #__________________________________

                                    Attention:_______________________________

Date:_____________________          By:____________________________________

                                    Name:__________________________________

                                    Title:___________________________________

                                                                      APPENDIX I


                                NATIONS FUND, INC.
                                INVESTOR A SHARES

    (a)  Transaction Processing Procedures.

         (1) NationsSecurities shall provide and maintain a computer link (the "Link") between it and The Shareholder Services Group, Inc. ("TSSG"), the Company's transfer agent for Investor A Shares, through Dean Witter Financial Services.

         (2) NationsSecurities shall have the ability to override the hold on "uncollected" Investor A Shares purchased by Customers through the Link.

         (3) NationsSecurities shall process changes in legal ownership of Investor A Shares beneficially owned by its Customers through the Link and shall collect and maintain all legal documentation required for effecting such legal transfers. If requested, NationsSecurities also shall provide research support services to the Company, its distributor or TSSG in connection with the legal ownership of Investor A Shares processed through the Link.

         (4) NationsSecurities shall process changes to Customer account registrations and options through the Link. If requested, NationsSecurities also shall provide research support services to the Company, its distributor or TSSG in connection with account registrations and options processed through the Link.

         (5) NationsSecurities understands and agrees that the Company, its distributor and TSSG may rely on instructions received from NationsSecurities or its agents through the Link, which instructions are believed to be genuine.

    (b)  Tax Reporting Procedures.

         (1) NationsSecurities shall be responsible for determining whether backup withholding is required for Customer accounts and shall provide to TSSG backup withholding instructions regarding each Customer account. In this regard, NationsSecurities shall be responsible for, among other things, confirming and maintaining records of Form W-8 certifications and expirations and taxpayer identification numbers ("TINs") for Customer accounts.

         (2) NationsSecurities shall provide to TSSG the Residence Country Code (the "Code") for non-resident alien ("NRA") withholding Customer accounts, if applicable. NationsSecurities also shall provide to TSSG any changes in the Code applicable to an NRA Customer account.

         (3) NationsSecurities shall prepare and file all necessary reports with the Internal Revenue Service ("IRS") for retirement accounts maintained by its Customers.

         (4) If TSSG informs NationsSecurities that a Customer TIN or withholding instructions provided by NationsSecurities are invalid, NationsSecurities shall promptly investigate the information provided and notify TSSG of the results of such investigation. TSSG will impose withholding on such Customer accounts unless and until instructions to the contrary are received from NationsSecurities.

         (5) NationsSecurities shall perform the Reasonable Cause Forms W-9 and W-8 mailings for Customer accounts and shall provide to TSSG appropriate withholding instructions upon receipt of the responses to such mailings.

         (6) Upon receipt from TSSG of an IRS C-Notice relating to a Customer account, NationsSecurities shall provide withholding instructions to TSSG for such account.

         (7) Upon receipt from TSSG of an IRS B-Notice relating to a Customer account, NationsSecurities shall track the B-Notice and perform the Customer mailing required by Section 3406 of the Internal Revenue Code and the regulations thereunder. NationsSecurities also shall provide appropriate withholding instructions to TSSG with respect to a Customer account that is the subject of an IRS B-Notice.

         (8) NationsSecurities shall perform all IRS reporting and withholding for Customer accounts traded through the National Securities Clearing Corporation network.

         (9) NationsSecurities shall research any assessment made by the IRS against the Company, its distributor or TSSG that is deemed to have resulted from (i) the performance by NationsSecurities, its employees, contractors or agents of the Supplemental Support Services described in this Appendix I, or (ii) NationsSecurities' failure to perform, or to cause to have performed, the Supplemental Support Services described in this Appendix I.

    (c) Right to Delegate. NationsSecurities shall have the right to delegate to Dean Witter Financial Services the performance of any and all of the Supplemental Support Services described in this Appendix I. Any such delegation shall not relieve NationsSecurities of its obligations under this Appendix I.

                                                                     APPENDIX II

                                 INDEMNIFICATION

         NationsSecurities shall indemnify the Company, its distributor, TSSG and their respective officers, trustees/directors, agents, employees and affiliates from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs) that result, directly or indirectly, from (i) the performance by NationsSecurities, its employees, contractors, or agents of the Supplemental Support Services described in Appendix I, or (ii) NationsSecurities' failure to perform, or cause to have performed, the Supplemental Support Services described in Appendix I. The obligations set forth in this Appendix II shall survive the termination of the Shareholder Servicing Agreement. Without limiting the liability of NationsSecurities under this Appendix II, NationsSecurities shall:

         (a) Indemnify a Fund from and against any liability or loss that results, directly or indirectly, from "uncollected" Investor A Shares purchased by Customers through the Link, including, without limitation, any loss of principal, overdraft charges, charge for returned checks or any combination thereof.

         (b) Indemnify the Company, its distributor and TSSG from and against any all liability or loss that results, directly or indirectly, from the processing of legal ownership of Investor A Shares and account registrations and options for Customers through the Link.

      (c) Pay any and all levies or penalties assessed against a Fund by the IRS that result, directly or indirectly, from the responsibilities assumed by NationsSecurities under Appendix I. NationsSecurities shall make such payment within 10 business days of the Fund's receipt of a final assessment from the IRS.